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                                                                     Exhibit 3.7

                                       DQE
                                     BY-LAWS
                           EFFECTIVE February 28, 2002

                                    ARTICLE I
                                  STOCKHOLDERS

          SECTION 1. Annual Meeting. The Corporation shall hold an annual
                     ---------------
stockholders' meeting for election of Directors at a date, location (within or outside Pennsylvania) and time set by the Board of Directors.

          SECTION 2. Notice of Business to be Presented at the Annual Meeting.
                     ---------------------------------------------------------

          (a) The proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or
(iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the preceding sentence, such business must be a proper matter for stockholder action, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such notice must comply with the following requirements.

               (1) To be timely, a stockholder's notice given pursuant to this Section must be received at the principal executive offices of the Corporation, addressed to the Secretary, not less than 120 calendar days before the anniversary date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting or, if none, its most recent previous annual meeting. Notwithstanding the preceding sentence, if the date of the annual meeting at which such business is to be presented has been changed by more than 30 days from the date of the most recent previous annual meeting, a stockholder's notice shall be considered timely if so received by the Corporation (i) on or before the later of (x) 150 calendar days before the date of the annual meeting at which such business is to be presented or (y) 30 days following the first public announcement by the Corporation of the date of such annual meeting and
          (ii) not later than 15 calendar days prior to the scheduled mailing date of the Corporation's proxy
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          material for such annual meeting. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

               (2) A stockholder's notice given pursuant to this Section shall set forth (A) the name and address of the stockholder who intends to make the proposal and the classes and numbers of shares of the Corporation's stock beneficially owned by such stockholder; (B) a representation that the stockholder is and will at the time of the annual meeting be a holder of record of stock of the Corporation entitled to vote at such meeting on the proposal(s) specified in the notice and intends to appear in person or by proxy at the meeting to present such proposal(s), (C) a description of the business the stockholder intends to bring before the meeting, including the text of any proposal or proposals to be presented for action by the stockholders, (D) the name and address of any beneficial owner(s) of the Corporation's stock on whose behalf such business is to be presented and the class and number of shares beneficially owned by each such beneficial owner and (E) the reasons for conducting such business at the meeting and any material interest in such business of such stockholder or any such beneficial owner.

          (b) General. (i) Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The Chairman of the Meeting shall have the power and the duty to determine whether any business proposed to be brought before a meeting was proposed in accordance with the procedures set forth in this Section and, if any business is not in compliance with this Section, to declare that such defective proposal shall be disregarded.

          (ii) For purposes of this Section, (A) "public announcement" shall mean disclosure in a press release reported by the PR Newswire, the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and (B) "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Exchange Act or any successor rule.

          (iii) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in

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this Section. Nothing in this Section shall be deemed to affect any rights of a stockholder to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or any successor rule, or to present for action at an annual meeting any proposal so included.

          SECTION 3. Special Meetings. Special meetings of the stockholders may
                     -----------------
be called at any time by the Chairman of the Board or President or by the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

          SECTION 4. Notice of Meetings. Written notice of every meeting of the
                     -------------------
stockholders shall be given to each stockholder entitled to vote at such meeting, at least five days (or such other period as required by statute) before the meeting, by the Chairman of the Board or Secretary. Failure to give notice of any annual meeting or irregularity in the notice shall not affect the validity of any proceedings at such meeting (other than proceedings of which special notice is required by law, the Articles or these By-Laws).

          SECTION 5. Quorum. At all meetings of stockholders, a majority of the
                     -------
voting power of the outstanding shares entitled to vote, represented by stockholders in person or by proxy, shall constitute a quorum.

          SECTION 6. Judges of Election. Three judges of election shall be
                     -------------------
appointed by the Board of Directors for any meeting of stockholders. The judges of election shall act as tellers of any ballot vote taken at the meeting and certify the result.

          SECTION 7. Voting and Proxies. The holders of Series A Preferred Stock
                     -------------------
will be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as one class. Each share of Common Stock will be entitled to one vote. Each share of Series A Preferred Stock will be entitled to three votes per share, subject to certain adjustments. At meetings for the election of Directors, each stockholder entitled to vote shall be entitled to votes equal to the number of shares held multiplied by the number of Directors to be elected, and each stockholder may cast all votes for a single candidate or distribute them among any two or more candidates.

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          Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three years prior to the meeting at which it is offered shall confer the right to vote. Every proxy shall be in writing, signed by a stockholder or duly authorized attorney in fact.

          SECTION 8. Order of Business. At all meetings of stockholders, the
                     ------------------
order of business shall be, as far as applicable and practicable, as follows:

               (1) Organization.

               (2) Proof of giving of the notice of meeting or of waivers thereof.

               (3) Submission by the Secretary, or by the judges of election, of a list of stockholders entitled to vote, present in person or by proxy.

               (4) If an annual meeting, presentation of unapproved minutes of preceding meetings and action thereon.

               (5) Matters to be voted upon as specified in the notice of meeting.

               (6) Reports.

               (7) Unfinished business.

               (8) New business.

               (9) Adjournment.

                                   ARTICLE II

                               BOARD OF DIRECTORS

          SECTION 1. Election and Powers. The business and affairs of the
                     --------------------
Corporation shall be managed by its Board of Directors. The Board may exercise all the powers of the Corporation except such as are by statute, the Articles or these By-Laws conferred upon or reserved to the stockholders. At each annual meeting the stockholders shall elect directors of the class whose term then expires, to hold office until the third succeeding annual meeting. Except as otherwise expressly provided in the Articles, each director shall hold office until a successor is elected and qualified, or until such director's earlier death, resignation or removal in the manner provided in Section 11 of this
Article II. The number of directors which shall constitute the full Board of Directors shall be not less

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than one as fixed by the Board of Directors in the manner provided in the
Articles.

          SECTION 2. Eligibility for Election. No person who is an employee of
                     -------------------------
the Company, except the Chairman of the Board or President, shall be eligible to serve as a Director of the Company after retiring as an employee. No person over age 74 as of the date of the Annual Meeting of Stockholders shall be eligible to stand for election to the Board of Directors.

          SECTION 3. Regular Meetings. After each meeting of stockholders at
                     -----------------
which Directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. Additional regular meetings shall be held as fixed by the Board of Directors.

          SECTION 4. Special Meetings. Special meetings of the Board of
                     -----------------
Directors shall be held whenever called by the Chairman of the Board, the President or a majority of the Board of Directors.

          SECTION 5. Place of Meetings. The Board of Directors may hold its
                     ------------------
regular and special meetings at such places as it designates.

          SECTION 6. Notice of Meetings. No notice of regular meetings
                     -------------------
of the Board of Directors need be given. Notice of the place, day and hour of every special meeting shall be given to each director at least one day before the meeting, by personal delivery, by telephone or by facsimile or electronic communication , at the director's residence or usual place of business or in the alternative, by mailing the notice at least three days before the meeting to the director's last known mailing address. The failure to give notice shall not affect the validity of any meeting as to any director who attends the meeting or waives notice in writing. No notice of adjourned meetings of the Board of Directors need be given. All regular and special meetings of the Board of Directors shall be general meetings open for the transaction of any business without special notice of such business.

          SECTION 7. Quorum. At all meetings of the Board of Directors, a
                     -------
majority of the directors shall constitute a quorum

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for the transaction of business. Except in cases in which it is by law, the
Articles or these By-Laws otherwise provided, a majority of the quorum shall decide any questions.

          SECTION 8. Vacancies. Vacancies on the Board of Directors shall be
                     ----------
filled as provided in the Articles.

          SECTION 9. Compensation. The directors may be compensated for their
                     -------------
services on a periodic basis and/or receive a fixed sum for attendance at each regular, special or Committee meeting and every adjournment thereof. The amount shall be fixed by resolution of the Board of Directors. The directors shall be reimbursed for all reasonable traveling expenses incurred in attending meetings. Directors who are employees of the Corporation shall not be paid for their services as directors.

          SECTION 10. Removal. Any Director, any class of Directors or the
                      --------
entire Board of Directors may be removed as provided in the Articles.

          SECTION 11. Indemnification of Directors and Officers.
                      ------------------------------------------

          (a) Right of Indemnification. Except as prohibited by law, every
              -------------------------
Director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, by reason of such person being or having been a Director or officer of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "action"); provided, however, that no such right of indemnification shall exist with respect to an action brought by a Director or officer against the Corporation (other than a suit for indemnification as provided in paragraph (b)). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law.

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Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates such person as entitled to the benefits of this Section. As used herein, "expense" shall include fees and expenses of counsel selected by such person; and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

          (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of
              --------------------------------
this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Pennsylvania law the Corporation would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

          (c) Insurance and Funding. The Corporation may purchase and maintain
              ----------------------
insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 11. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

          (d) Non-Exclusivity; Nature and Extent of Rights. The right of
              ---------------------------------------------
indemnification provided for herein (1) shall not be exclusive of any other rights, whether existing now or later, to which those seeking indemnification may be entitled under any

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agreement, by-law or charter provision, vote of stockholders or Directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after adoption, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification may not be amended, modified or repealed so as to limit the indemnification provided herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

          SECTION 12. Personal Liability of Directors.
                      --------------------------------

          (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director.

          (b) This Section 12 shall not apply to any action filed prior to January 27, 1987, nor to any breach of performance or failure of performance of duty by a Director occurring prior to January 27, 1987. Any amendment or repeal of this Section 13 which has the effect of increasing Director liability shall operate prospectively only, and shall not affect action taken, or any failure to act, prior to its adoption.

          SECTION 13. Applicable Law. Pennsylvania Business Corporation Law of
                      ---------------
1988, as amended, Title 15, Part II, Subpart B, Article C, Chapter 25, Subchapters G through J, shall not apply to the Corporation.

                                   ARTICLE III

                                   COMMITTEES

          Committees. The Board of Directors may by resolution designate and
          -----------
discontinue such standing or special committees, including an Executive Committee, as it deems desirable. Each committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned by the Board of Directors.

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                                   ARTICLE IV

                                    OFFICERS

          SECTION 1. Executive Officers. The executive officers of the
                     -------------------
Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller, and may include a Chief Operating Officer. The Chairman of the Board and the President shall be chosen from among the Directors. The executive officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting, and each such officer shall hold office until the corresponding meeting in the next year and until a successor has been duly chosen and qualified, or until such officer's earlier death, resignation or removal. Any vacancy in the above offices may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

          SECTION 2. Chairman of the Board. The Chairman of the Board shall
                     ----------------------
preside at any meeting of the stockholders or of the Board of Directors and shall have all the powers and authority vested in a presiding officer by law or practice to conduct an orderly meeting. In addition to any specific powers conferred by these By-Laws, the Chairman of the Board shall have the powers and duties assigned by the Board of Directors.

          SECTION 3. President. In addition to any specific powers conferred by
                     ----------
these By-Laws, the President shall have the powers and duties assigned by the Board of Directors. At the request or in the absence or disability of the Chairman of the Board, the President shall preside at any meeting of the stockholders or of the Board of Directors.

          SECTION 4. Chief Executive Officer. The Board of Directors shall
                     ------------------------
designate the Chairman of the Board or President or the person holding both of such offices to perform the functions of the Chief Executive Officer. The Chief Executive Officer shall carry out the policies approved by the Board of Directors. In addition to any specific powers conferred by these By-Laws, the Chief Executive Officer shall have supervision over, and shall exercise general executive powers concerning, all the operations and business of the Corporation. The Chief Executive Officer shall also have and exercise such powers and duties as assigned by the Board of Directors and may delegate executive and other powers and duties to any other officer.

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          SECTION 5. Chief Operating Officer. At the request of the President,
                     ------------------------
or in the absence or disability of the President, the Chief Operating Officer shall perform the duties of the President, and when so acting shall have the powers of the President, unless otherwise determined by the Board of Directors. The Chief Operating Officer shall also have and exercise such powers and duties as assigned by the Board of Directors or the Chief Executive Officer.

          SECTION 6. Vice Presidents. At the request of the President, or in the
                     ----------------
absence or disability of the President and the Chief Operating Officer, any Vice President shall perform the duties of the President, and when so acting shall have the powers of the President, unless otherwise determined by the Board of Directors. Each Vice President shall also have and exercise such powers and duties as assigned by the Board of Directors or the Chief Executive Officer.

          SECTION 7. Secretary. The Secretary shall perform all duties incident
                     ----------
to the office of a secretary of a corporation, and such other duties as assigned by the Board of Directors or the Chief Executive Officer.

          SECTION 8. Treasurer. The Treasurer shall perform all the duties
                     ----------
incident to the office of a treasurer of a corporation, and such other duties as assigned by the Board of Directors or the Chief Executive Officer.

          SECTION 9. Controller. The Controller shall perform all duties
                     -----------
incident to the office of a controller of a corporation, and such other duties as assigned by the Board of Directors or the Chief Executive Officer.

          SECTION 10. Assistant Officers. The Board of Directors may elect one
                      -------------------
or more assistant officers. In addition, the Chief Executive Officer, the President, the Chief Operating Officer and each Vice President may appoint one or more assistant officers. Each assistant officer shall hold office for such period and shall have such authority and perform such duties as the Board of Directors or the Chief Executive Officer may prescribe.

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          SECTION 11. Certain Powers of Officers. Except in cases in which the
                      ---------------------------
signing and execution shall have been expressly delegated by the Board of Directors to some other officer, employee or agent of the Corporation, the Chairman of the Board or President or Chief Operating Officer or a Vice President may sign and execute in the name of the Corporation all authorized deeds, mortgages, bonds, contracts or other instruments; provided, however, that any such officer may delegate to any General Manager or Manager reporting to such officer authority to sign and execute in the name of the Corporation all authorized contracts and similar instruments pursuant to a policy approved by the Board of Directors.

          SECTION 12. Compensation. The Board of Directors shall have the power
                      -------------
to fix the compensation of the Chairman of the Board, President, Chief Operating Officer and any Vice President of the Corporation. The Chief Executive Officer shall have the power to fix the compensation of the Secretary, the Treasurer, the Controller and assistant officers.

                                    ARTICLE V

                                      STOCK

          SECTION 1. Certificates. Every stockholder shall be entitled to a
                     -------------
certificate or certificates of stock of the Corporation in a form prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Corporation, and setting forth the number and kind of shares represented thereby; provided however, that the Board of Directors shall have the power to provide for uncertificated shares of any class or series of stock or any part thereof. The certificates shall be signed, by facsimile or otherwise, by the Chairman of the Board, the President, the Chief Operating Officer or a Vice President and by the Treasurer or the Secretary and shall bear the corporate seal, which may be a facsimile, engraved or printed. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class and may require stock certificates to be countersigned, by facsimile or otherwise, and/or registered by one or more of such Transfer Agents and/or Registrars. In case any officer, Transfer Agent or Registrar who has signed or whose facsimile signature or authentication has been placed upon any share certificate shall have ceased to be such officer, Transfer Agent or Registrar because of death, resignation or otherwise, before the certificate is issued, the certificate may be issued with the

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same effect as if the officer, Transfer Agent or Registrar had not ceased to be such at the date of its issue.

          SECTION 2. Transfer of Shares. The Board of Directors shall have power
                     -------------------
and authority to make all rules and regulations concerning the issue, transfer, and registration of certificates of stock.

          SECTION 3. Record Dates. The Board of Directors shall have the
                     -------------
authority to fix in advance a date, not exceeding ninety (90) days preceding any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion, or exchange of capital stock shall go into effect (each a "stockholder event"), as a record date, in connection with such stockholder event, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to participate in such stockholder event, notwithstanding any transfer of any stock on the books of the Corporation after any such record date.

          SECTION 4. Mutilated, Lost or Destroyed Certificates. The holder of
                     -----------------------------------------
any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any mutilation, loss or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in the aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such sureties or security as the Board of Directors may require to indemnify the Corporation against loss or liability by reason of the issuance of such new certificate or certificates, and the failure of such holder to comply with such requirements shall constitute a waiver by such holder of any right to receive such new certificate or certificates.

                                   ARTICLE VI

                              DIVIDENDS AND FINANCE

          SECTION 1. Dividends. Subject to the provisions of the Articles, the
                     ----------
Board of Directors, or an authorized Committee may, in its discretion, declare what, if any, dividends shall be paid upon the stock of the Corporation. Except as otherwise provided by the Articles, dividends shall be payable upon such

                                       12
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dates as the Board of Directors may designate. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors, in their absolute discretion, think proper as a reserve fund to meet contingencies, for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interests of the Corporation, and the Directors may abolish any such reserve in the manner in which it is created.

          SECTION 2. Checks, Drafts, Etc. Unless otherwise provided by
                     --------------------
resolution of the Board of Directors, all checks, drafts, or orders for the payment of money, notes, and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by the Treasurer or an Assistant Treasurer and countersigned by the Chairman of the Board, the President, the Chief Operating Officer or a Vice President.

          SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be
                     ------------
the calendar year, unless otherwise provided by the Board of Directors.

                                   ARTICLE VII

                                SUNDRY PROVISIONS

          SECTION 1. Seal. The Corporate Seal of the Corporation shall contain
                     -----
within a circle the words "DQE", and in an inner circle the word "SEAL".

          SECTION 2. Inspection of Books and Records. The Board of Directors may
                     --------------------------------
determine whether and, if allowed, when and under what conditions and regulations, the books and records of the Corporation shall be open to the inspection of stock-holders, and the rights of stockholders in this respect are and shall be limited accordingly, except as otherwise provided by statute. No stockholder has the right to inspect any book or record or receive any statement for an improper purpose.

          SECTION 3. Bonds. The Board of Directors may require any officers,
                     ------
agents, or employees of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of their duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

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          SECTION 4. Voting Upon Stock in Other Corporations. Any stock in other
                     ----------------------------------------
corporations, which may be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the Chairman of the Board, the President, the Chief Operating Officer or a Vice President of the Corporation or by proxy executed in the name of the Corporation by the Chairman of the Board, the President, the Chief Operating Officer or a Vice President.

          SECTION 5. Amendments. Except as provided by the Articles or by
                     -----------
statute, the authority to adopt, amend and repeal the By-Laws is exclusively vested in the Board of Directors.

          SECTION 6. Participation in Meeting by Telephone. One or more
                     --------------------------------------
Directors may participate in a meeting of the Boardof Directors or a committee of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other.

          SECTION 7. Informal Action by Directors or Committees. Any action
                     -------------------------------------------
which may be taken at a meeting of the Board of Directors or a committee of the Board of Directors may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the Directors or the members of the committee and shall be filed with the Secretary of the Corporation.

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